SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

PARK CITY GROUP, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-03718	37-1454128
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

299 South Main Street, Suite 2370, Salt Lake City, Utah 84111
(Address of principal executive offices)

(435) 645-2000
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 30, 2015, Park City Group, Inc. (the “Company”) acquired of all of the outstanding shares of ReposiTrak, Inc. (“ReposiTrak”) in exchange for an aggregate total of 873,438 shares of the Company’s common stock. The Company first disclosed details of its acquisition of ReposiTrak in the Current Report on Form 8-K, filed February 6, 2015.

Item 3.02 Unregistered Sales of Equity Securities

See Item 2.01 above.

Item 8.01 Other Events

A copy of the Company’s press release regarding the completion of the acquisition of ReposiTrak is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

The audited financial statement of ReposiTrak as of and for the year ended June 30, 2015 and 2014, the notes related thereto and the related independent auditor’s report will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)           Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK CITY GROUP, INC.

Date: July 1, 2015	By:	/s/ Edward L. Clissold
Edward L. Clissold
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated June 30, 2015